SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                  IGI, INC.
           (Exact Name of Registrant as Specified in its Charter)

                                  DELAWARE
       (State or Other Jurisdiction of Incorporation or Organization)

                                 01-0355758
                   (I.R.S. Employer Identification Number)

            Wheat Road & Lincoln Avenue, Buena, New Jersey  08310
                               (856) 697-1441
    (Address, Including Zip Code and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)

                  IGI, INC. 1999 DIRECTOR STOCK OPTION PLAN
                          (Full Title of the Plan)

Robert E. McDaniel                           Copies to:
IGI, Inc.                                    Paul C. Remus, Esquire
Wheat Road & Lincoln Avenue                  Devine, Millimet & Branch, P.A.
Buena, New Jersey 08310                      111 Amherst Street
(856) 697-1441                               P.O. Box 719
(Name and Address, Including Zip Code,       Manchester, New Hampshire  03105
and Telephone Number, Including              (603) 669-1000
Area Code, of Agent for Service of
Process)

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.


                       CALCULATION OF REGISTRATION FEE

Title of Each                            Proposed              Proposed
  Class of                               Maximum               Maximum             Amount of
Securities To        Amount to be     Offering Price          Aggregate           Registration
Be Registered         Registered       Per Share (1)      Offering Price (1)          Fee
----------------------------------------------------------------------------------------------
Common Stock            675,000           $0.6875             $464,063               $137
$.01 par value
----------------------------------------------------------------------------------------------

<F1>  Estimated solely for the purpose of calculating the registration fee, and based upon the average of the reported high and low prices of the Registrant's Common Stock on the American Stock Exchange on December 15, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Director Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Certain Documents by Reference

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

            (1)   The Registrant's latest annual report filed pursuant to
      Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

            (3) The description of the Common Stock, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

      Item 4.  Description of Securities

      Not applicable.

      Item 5.  Interests of Named Experts and Counsel

      Not applicable.

      Item 6.  Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Registrant's Certificate of Incorporation, as amended, provides that the Registrant shall indemnify any and all persons whom it shall have the power to indemnify under Section 145 to the fullest extent permitted by the Delaware General Corporation Law.

      The Registrant has a directors and officers liability policy that insures the Registrant's officers and directors against certain liabilities.

      Item 7.  Exemption from Registration Claimed

      Not applicable.

      Item 8.  Exhibits

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

      Item 9.  Undertakings

      1.    The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buena, New Jersey on the 18th day of December, 2000.

                                       IGI, INC.


                                       /s/ Robert E. McDaniel
                                       ------------------------------------

                              POWER OF ATTORNEY

We, the undersigned officers and directors of IGI, Inc., hereby severally constitute and appoint Edward B. Hager, Robert E. McDaniel and John Ambrose, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable IGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                Title                        Date
      ---------                                -----                        ----

/s/ Edward B. Hager, M.D.             Chairman of the Board           December 18, 2000
----------------------------
EDWARD B. HAGER, M.D.

/s/ Robert E. McDaniel                Chief Executive Officer         December 18, 2000
----------------------------          (Principal executive
ROBERT E. MCDANIEL                    officer)

/s/ John Ambrose                      President                       December 18, 2000
----------------------------
JOHN AMBROSE

/s/ Domenic N. Golato                 Senior Vice President and       December 18, 2000
----------------------------          Chief Financial Officer
DOMENIC N. GOLATO                     (Principal financial officer
                                      and Principal accounting
                                      officer)

/s/ Stephen J. Morris                 Director                        December 18, 2000
----------------------------
STEPHEN J. MORRIS

/s/ Terrence D. Daniels               Director                        December 18, 2000
----------------------------
TERRENCE D. DANIELS

/s/ Jane E. Hager                     Director                        December 18, 2000
----------------------------
JANE E. HAGER

/s/ Constantine L. Hampers, M.D.      Director                        December 18, 2000
----------------------------
CONSTANTINE L. HAMPERS, M.D.

/s/ Terrence O'Donnell                Director                        December 18, 2000
----------------------------
TERRENCE O'DONNELL

/s/ Donald W. Joseph                  Director                        December 18, 2000
----------------------------
DONALD W. JOSEPH

      The undersigned, by signing his name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above-indicated directors or officers of IGI, Inc. pursuant to powers of attorney executed by each such director or officer.

                                       /s/ Robert E. McDaniel
                                       Robert E. McDaniel, Attorney-in-Fact


                              INDEX TO EXHIBITS

Exhibit Number                  Description
--------------                  -----------

      5.1           Opinion of Counsel regarding legality

     23.1           Consent of Independent Public Accountants

     23.2           Consent of Counsel  (included in Exhibit 5.1)

     24             Power of Attorney  (contained within signature page)

     99.1           IGI, Inc. 1999 Director Stock Incentive Plan